EXHIBIT 10.14


THIRD AMENDMENT TO AMENDED AND RESTATED
CONSIGNMENT AGREEMENT


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT is made as of the day of July, 1994, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation ("Consignor"), and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., a
Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour") and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "Buyer").

W I T N E S S E T H    T H A T

     WHEREAS, Consignor and Buyer are parties to a certain Amended and Restated Consignment Agreement dated as of May 14, 1993 (as amended from time to time, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 11(p) of the Agreement is hereby amended to read in its entirety as follows:

          "(p) Maintain at all times Equity Precious Metal (i) in an aggregate amount equal to or greater than the aggregate quantity of Precious Metal of Buyer outstanding (A) on consignment to foreign Subsidiaries, (B) in the possession of foreign sales representatives or otherwise outside of the United States, (C) on memo or consignment to customers of Buyer, plus (D) in the possession of fabricators, refiners and subcontractors not identified on Exhibit A attached hereto, and (ii) with respect to other Precious Metal consignors, lenders or the like (including, without limitation, the Metal Consignors) in amounts which would be required by such parties (as may or may not be the case) as if the advance rates in their consignment or lease agreements were the same as the rates included in, and computed and defined in the same manner as set forth in, the

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definition of "Consignment Limit" herein. For the purpose of computing compliance with this Section, any Precious Metal purchased by Buyer pursuant to any term receivable or other financing arrangements which remain unpaid will be treated as consigned Precious Metal;. . . ."

     2. Section 12(n) of the Agreement is hereby amended to read in its entirety as follows:

          "(n) Permit at any time its Consolidated Tangible Net Worth to be less than (i) Forty-three Million Dollars through June 30,
1994, or (ii) Forty Million Dollars ($40,000,000) from July 1,
1994 through November 26, 1994, or (iii) Forty-three Million
Dollars ($43,000,000) thereafter; . . . ."

     3. Section 12 of the Agreement is hereby further amended by adding thereto the following new subsection:

          "(x)   Deliver   Precious   Metal  to  any   fabricator,   refiner  or
subcontractor not identified on Exhibit A attached hereto in an amount at any time in excess of one hundred (100) troy ounces."

     4. To induce Consignor to enter into this Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenant set forth in the Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term "this Agreement" shall be amended to refer to "this Amendment".

     5. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

     6. Buyer hereby covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including the reasonable fees and disbursements of its counsel) in connection with the preparation and implementation of this Amendment.


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      IN WITNESS WHEREOF,  the undersigned parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.


                                   FLEET PRECIOUS METALS INC.


                                   By:__/s/ A. J. Capuano     __
                                  Title: V.P.


                                   By:__/s/ Karen M. McGrath
                                 Title: A.V.P.


L.G. BALFOUR COMPANY, INC.         TOWN & COUNTRY CORPORATION

By:__/s/ C. William Carey__        By:__/s/ C. William Carey__
Title:  President & Chairman       Title:  President, CEO,
                                           Chairman


GOLD LANCE, INC.                   TOWN & COUNTRY FINE JEWELRY
                                  GROUP, INC.

By:__/s/ C. William Carey__        By:__/s/ C. William Carey__
Title:  Chairman & CEO             Title:  President


WPPAJC-2862